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                                   EXHIBIT 22

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------


                                                                           Percent
                                           Business and                    Owned by             State of
Subsidiary                                   Location                     Registrant         Incorporation
----------                                 ------------                   ----------         -------------
SGI Integrated Graphic                  Screen printed                       100%                 Ohio
Systems, Inc.                           materials, and
                                        illuminated and
                                        non-illuminated
                                        architectural
                                        graphics
                                        Houston, Texas

Greenlee Lighting Inc.                  Landscape Lighting                   100%                 Ohio
                                        Dallas, Texas